Exhibit 21.1

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
<<Viasat Senegal>> SUARL	Senegal
Automation Communications Engineering Corporation	United States (LA)
Beijing Viasat Science and Technology Co., Ltd.	China
C.S.G. Cyprus Space Gateways Ltd	Cyprus
Carmel Comunicaciones, S.A. de C.V.	Mexico
ComPetro Communications Holdings, LLC	United States (DE)
ComPetro Communications, LLC	United States (DE)
ComPetro Comunicações Holdings do Brasil, Ltda.	Brazil
Cyphre Security Solutions, LLC	United States (TX)
Engreen, Inc.	United States (CA)
Engreen India Private Limited	India
Euro Broadband Infrastructure Sàrl	Switzerland
Euro Broadband Services S.r.l.	Italy
Intelie Solucoes em Informatica S.A.	Brazil
Intelie Technology LLC	United States (TX)
Intelie, Inc.	United States (DE)
IOM Licensing Holding Company Limited	Isle of Man
Irish Space Gateways Ltd	Ireland
LandTel Communications, LLC	United States (LA)
LandTel, Inc.	United States (DE)
mmWaveBroadband Co	United States (DE)
Munaicom LLP	Kazakhstan
Nessco Invsat Limited	United Kingdom
Orgtec, S. de R.L.de C.V.	Mexico
RigNet (CA), Inc.	Canada
RigNet Angola, LDA	Angola
RigNet AP Facilities & Services Limited	Nigeria
RigNet AS	Norway
RigNet Australia Pty. Limited	Australia
RigNet BRN Sdn. Bhd.	Brunei
RigNet Company for Communication Services Ltd.	Iraq
RigNet de México, S de R.L. de C.V.	Mexico
RigNet EIS, Inc.	United States (DE)
RigNet Ghana Limited	Ghana
RigNet Global Holdings S.a.r.l.	Luxembourg
RigNet Holdings, LLC	United States (DE)
RigNet Luxembourg Holdings S.a.r.l.	Luxembourg
RigNet Middle East - FZE	United Arab Emirates
RigNet Middle East LLC	Oman
RigNet Mobile Solutions Limited	United Kingdom
RigNet Mozambieque Limitada	Mozambique
RigNet Newco, Inc.	United States (DE)
RigNet Pte Ltd	Singapore
RigNet Qatar W.L.L.	Qatar
RigNet Satcom, Inc.	United States (DE)
RigNet Sdn. Bhd.	Malaysia
RigNet Serviços de Telecomunicações Brasil, Ltda.	Brazil
RigNet UK Holdings Limited	United Kingdom
RigNet UK Limited	United Kingdom
RigNet, Inc.	United States (DE)
RigNet, Inc. (Limited Liability One Person Company)	Saudi Arabia
RNET Properties LLC	United States (DE)
RNSAT Servicios de México, S. de R.L. de C.V.	Mexico
Safety Controls Inc.	United States (LA)
Shabakat Rafedain AI Iraq AI Jadeed for Trade in Communication Equipment and Devices LLC	Iraq
Skylogic D.o.o.	Croatia

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
Skylogic Espana S.L.U.	Spain
Skylogic Eurasia Ltd	Turkey
Skylogic Finland OY	Finland
Skylogic France SAS	France
Skylogic Germany GmbH	Germany
Skylogic Hellas MEPE	Greece
TrellisWare Technologies, Inc.	United States (DE)
VGlobal Corp, S.A. de C.V.	Mexico
Viasat (Cambodia) Co., Ltd.	Cambodia
Viasat (IOM) Limited	Isle of Man
Viasat Antenna Systems S.A.	Switzerland
Viasat APAC Holdings Limited	United Kingdom
Viasat Australia Pty Limited	Australia
Viasat Brasil Participações Ltda.	Brazil
Viasat Brasil Serviços de Comunicações Ltda.	Brazil
Viasat Broadband Holdings B.V.	Netherlands
Viasat Cambodia Holdings Pte. Ltd.	Singapore
Viasat Canada Corp.	Canada
Viasat Carrier Services, Inc.	United States (DE)
Viasat China Services, Inc.	United States (DE)
Viasat Colombia S.A.S	Colombia
Viasat Communications Germany GmbH	Germany
Viasat Communications Italy S.r.l.	Italy
Viasat Communications Ltd.	Ghana
Viasat Communications Uganda Limited	Uganda
Viasat Europe Limited	Ireland
Viasat Europe Sàrl	Switzerland
Viasat Germany GmbH	Germany
Viasat Global Holdings, LLC	United States (DE)
Viasat Guatemala Sociedad Anonima	Guatemala
Viasat Honduras, S. de R.L.	Honduras
Viasat Ibérica, S.L..	Spain
Viasat India Pvt. Ltd.	India
Viasat Israel Ltd.	Israel
Viasat Italy S.r.l.	Italy
Viasat Japan 合同会社 (Viasat Japan G.K.).	Japan
Viasat Kenya Holdings Limited.	United Kingdom
Viasat Kenya Limited.	Kenya
Viasat Malaysia Sdn. Bhd.	Malaysia
Viasat Mali-Sarl	Mali
Viasat Netherlands B.V.	Netherlands
Viasat Nigeria Holdings Limited	United Kingdom
Viasat Nigeria Limited	Nigeria
Viasat Peru S.R.L.	Peru
Viasat Polska LLC sp. z o.o..	Poland
Viasat Rwanda Limited	Rwanda
Viasat Satellite Holdings Limited	United Kingdom
Viasat Satellite Ventures Holdings Luxembourg S.a.r.l.	Luxembourg
Viasat Services Holding Co	United States (DE)
Viasat South Africa (Pty) Ltd	South Africa
Viasat South Africa Holdings Limited	United Kingdom
Viasat Tchad Sarl	Chad
Viasat Technologies Limited	United Kingdom
Viasat Tecnologia S.A. de C.V.	Mexico
Viasat UK Limited	United Kingdom
Viasat VS3 Holdings Limited	United Kingdom
Viasat Worldwide Limited	United States (DE)
Viasat Zambia Limited	Zambia
VParent, Inc.	United States (DE)

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
VS3 MOROCCO (SARL)	Morocco
VService, Inc.	United States (DE)